Exhibit 10(y)
TENET HEALTHCARE CORPORATION
[Date]
[Covered Executive]
By Email
Re: Amendment to Executive Severance Plan Agreement

Dear [Covered Executive],
This letter is intended to confirm our mutual understanding with respect to an amendment to the Tenet Executive Severance Plan Agreement (the “Agreement”) by and between you and Tenet Healthcare Corporation (“Tenet”) regarding your participation in the Tenet Executive Severance Plan (the “ESP”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the ESP.
In order to induce you to continue your employment with Tenet and its affiliates, effective immediately upon execution of this letter, the Agreement is hereby amended as follows:
(1)Notwithstanding the provisions of Article VI of the ESP and irrespective of any advance notice, the ESP will not be amended, terminated or suspended in any way that materially reduces the rights or benefits of the Covered Executive without the Covered Executive’s written consent, which may be provided in the sole discretion of the Covered Executive.
(2)Notwithstanding anything to the contrary, any unvested stock incentive plan award(s) to Covered Executive will continue to vest as originally scheduled upon and after a Qualifying Termination that is outside of the Protection Period with respect to a Change of Control.
Except as explicitly amended by this letter, the ESP and the Agreement shall remain in full force and effect in accordance with its term.
Please execute a copy of this letter and return it to me to acknowledge that you are in agreement with the amendment to the Agreement described above.
Sincerely,
TENET HEALTHCARE CORPORATION
By: _______________________
Name:
Title:
Acknowledged and agreed to by:
__________________________
[Covered Executive]